UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 15, 2006 (December 14, 2006)

St. Mary Land & Exploration Company

(Exact name of registrant as specified in its charter)

Delaware	001-31539	41-0518430
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1776 Lincoln Street, Suite 700, Denver, Colorado 80203

(Address of principal executive offices)           (Zip Code)

Registrant’s telephone number, including area code: (303) 861-8140

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 14, 2006, St. Mary Land & Exploration Company (“the Company” or “St. Mary”) completed the previously announced $250 million acquisition of certain oil and gas properties located in West Texas with an estimated 78.1 BCFE of proved reserves from Henry Petroleum LP, Henry Holding LP, Entre Energy Partners LP, and several other individuals with relatively small interests in the properties. The net cash paid at closing was $248 million as a result of customary closing adjustments to account for activity between the effective date and the closing date. The acquisition was consummated pursuant to a Purchase and Sale Agreement dated November 1, 2006, which was previously reported in a Current Report on Form 8-K filed by the Company on November 7, 2006 and is filed as an exhibit to this report. The Company issued a press release dated December 15, 2006 announcing the completion of the acquisition, which is also filed as an exhibit to this report.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In conjunction with the acquisition reported under Item 2.01 above, St. Mary increased the aggregate commitment amount under its existing bank credit facility to $500 million. The Company borrowed $284 million in anticipation of the closing of the acquisition. The terms of the facility are discussed in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006.

This report contains forward looking statements within the meaning of securities laws. The words “will” and “estimate” and similar expressions are intended to identify forward looking statements. Although St. Mary believes the expectations reflected in these statements are reasonable, it can give no assurance that they will prove to be correct. These statements involve known and unknown risks, which may cause St. Mary’s actual results to differ materially from results expressed or implied by the forward looking statements. These risks include such factors as the uncertain nature of the expected benefits from the acquisition of oil and gas properties and the ability to successfully integrate acquisitions, the imprecise nature of estimating oil and gas reserves, the volatility and level of oil and natural gas prices, and other such matters discussed in the “Risk Factors” section of St. Mary’s 2005 Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the SEC. Although St. Mary may from time to time voluntarily update its prior forward looking statements, it disclaims any commitment to do so except as required by securities laws.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Financial statements for the acquired properties are not required to be filed with this report.

(b)	Pro forma financial information.

Pro forma financial statements, which give effect to the acquisition of the acquired properties, are not required to be filed with this report.

(d)	Exhibits. The following exhibits are filed as part of this report:

Exhibit 2.1	Purchase and Sale Agreement dated November 1, 2006 among Henry Petroleum LP, Henry Holding LP, Henry Group, Entre Energy Partners LP, and St. Mary Land & Exploration Company.

Exhibit 99.1	Press release of St. Mary Land & Exploration Company dated December 15, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ST. MARY LAND & EXPLORATION COMPANY

Date: December 15, 2006	By:	/S/ DAVID W. HONEYFIELD

David W. Honeyfield
Vice President – Chief Financial Officer, Secretary
and Treasurer